Opinion and Consent of Brobeck, Phleger & Harrison LLP


February 7, 1997


TCI International, Inc.
222 Caspian Drive
Sunnyvale, CA  94089


Re:  TCI International, Inc. (the "Company")
     Registration Statement for
     292,885 Shares of Common Stock


Ladies and Gentlemen:

We refer to your registration on Form S-8 (the
"Registration Statement") under the Securities Act of
1933, as amended, of the 292,885 shares of Common Stock of TCI International, Inc. (the "Company") authorized for issuance in the aggregate under the Company's 1995
Non-Employee Director Stock Option Plan (the "Director
Plan") and the Company's 1981 Stock Option Plan (the
"Option Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Director Plan or the Option Plan and in accordance with the Registration
Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common
Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


Very truly yours,



/s/  Brobeck, Phleger & Harrison LLP



BROBECK, PHLEGER & HARRISON LLP

02/07/97